                                                                     EXHIBIT 5.1

                            [BAER MARKS LETTERHEAD]

                                          November   , 1997

Premier Parks Inc.
11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

       RE: Registration Statement on Form S-3

Gentlemen:

    We have acted as counsel to Premier Parks Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 121,671, $.05 par value per share (the "Shares") by the Selling Securityholders named in the Registration Statement.

    In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

    Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

    We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York, Delaware General Corporate Law and the federal laws of the United States.

    We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

    We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.

                                          Very truly yours,